UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 7, 2019

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.00001	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On October 7, 2019, pursuant to the authority granted to the Board of Directors (the “Board”) of Quanta Services, Inc. (the “Company”) by the Bylaws of the Company, as amended and restated, the Board approved an increase in the size of the Board from nine to ten directors and, upon the recommendation of the Governance and Nominating Committee of the Board, appointed Martha B. Wyrsch to serve as a director, filling the new position. Ms. Wyrsch will serve as a director until the Company’s next annual meeting of stockholders or until her earlier resignation or removal or when a successor is duly elected and qualified. Ms. Wyrsch has not been appointed to any Board committees.

Ms. Wyrsch will be compensated according to the terms of the Company’s current non-employee director compensation program and will enter into the Company’s standard indemnification agreement for directors and officers. A description of the compensation program and the standard indemnification agreement are set forth in the Company’s definitive proxy statement for the 2019 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 12, 2019. There are no arrangements or understandings between Ms. Wyrsch and any other person pursuant to which she was appointed as a director.

Ms. Wyrsch previously served as Executive Vice President and General Counsel of Sempra Energy from September 2013 until March 2019. Sempra Energy, primarily through certain of its operating subsidiaries, is a customer of the Company and accounted for approximately $154 million, or 1.4%, of the Company’s consolidated revenues for the fiscal year ended December 31, 2018 and approximately $72 million, or 1.3%, of Quanta’s consolidated revenues for the six months ended June 30, 2019. Other than the foregoing, there are no transactions in which Ms. Wyrsch has an interest that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 9, 2019, the Company issued a press release announcing the appointment of Ms. Wyrsch as a director of the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated October 9, 2019

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2019	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Executive Vice President and General Counsel